Exhibit 99.1

Access National Reports Quarterly Earnings of $2.2 Million

RESTON, Va.--(BUSINESS WIRE)--October 20, 2009--Access National Corporation (NASDAQ: ANCX), holding company for Access National Bank, reported net income for the third quarter of 2009 of $2.154 million, an increase 180.1% over net income of $769 thousand reported for the same period in 2008. Earnings per diluted share was $0.21 for the quarter ended September 30, 2009, a 200.0% increase over the $0.07 per diluted share recorded in the third quarter of 2008. The results represent the company’s 37th consecutive quarterly profit out of a 39 quarter history.

Earnings for the third quarter were impacted by a decrease of $7.1 million in non-interest income primarily due to a decrease in gains on the sale of loans, partially offset by a $5.5 million decrease in non-interest expense primarily due to a decrease in commissions and other expenses and a $0.7 million decrease in the provision for loan losses, compared to the second quarter of 2009.

Net income for the nine months ended September 30, 2009 increased 115.4% and totaled $7.588 million compared to $3.522 million for the same period in 2008. Net income per diluted share was $0.73 compared to $0.34 for the same period in 2008. Annualized returns on average assets and average common equity for the nine months ended September 30, 2009 were 1.39% and 15.92%, respectively, compared to .76% and 8.18% respectively for the same period in 2008.

Assets totaled $695.2 million at September 30, 2009 compared to $702.3 million at December 31, 2008, a decrease of $7.1 million. Loans held for investment totaled $489.1 million at September 30, 2009 compared to $485.9 million at December 31, 2008. Loans held for sale totaled $60.4 million, compared with $84.3 million at December 31, 2008.

Deposits totaled $512.7 million at September 30, 2009 compared with $485.4 million at December 31, 2008, an increase of $27.3 million. Non-interest bearing deposits totaled $84.3 million compared to $75.0 million at December 31, 2008, an increase of $9.3 million.

Net interest margin for the third quarter ended September 30, 2009 was 3.46%, up from 3.41% in the second quarter.

Non-performing assets (NPA) at September 30, 2009 totaled approximately $15.8 million or 2.28% total assets. NPA are comprised of non-accrual loans to eleven borrowers and other real estate owned consisting of two commercial real estate properties and one residential property.

During the nine months ended September 30, 2009 approximately $4.8 million has been charged to the provision for loan losses and added to the allowance for loan losses, up from $3.7 million for the same period in 2008. Net charge offs for the nine months ended September 30, 2009 totaled $4.1 million. The allowance for loan losses totaled $8.2 million at September 30, 2009 and represents 1.67% of total loans held for investment.

The mortgage banking segment originated $1.2 billion in mortgage loans during the nine months ended September 30, 2009 compared to $613.2 million for the same period in 2008, a 101.8% increase in volume.

Access National Bank was recognized by the U.S. Small Business Administration (“SBA”) as the number one community bank provider of SBA loans in the Washington Metropolitan Area for the fiscal year ended September 30, 2009. During the credit crisis, Access National Bank has placed a priority on extending business loans under the SBA loan programs.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. Retained earnings remain the largest component of stockholders equity at 58.3%. The ratio of total equity to total assets at September 30, 2009 was 9.49% compared to 8.25% at December 31, 2008.

Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Consolidated Balance Sheet

	September 30	December 31
	2009	2008
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$8,719	$8,785

Interest bearing balances and federal funds sold	47,166	13,697

Securities available for sale - at fair value	73,474	91,015

Loans held for sale - at fair value	60,400	84,312

Loans held for investment net of allowance for loan losses of $8,179 and $7,462 respectively	480,897	478,467

Premises, Equipment and Land	8,843	9,211

Other assets	15,704	16,837

Total assets	$695,203	$702,324

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$84,296	$75,000

Savings and interest bearing deposits	128,556	95,730

Time deposits	299,891	314,671

Total deposits	512,743	485,401

Short-term borrowings	55,685	103,575

Long-term borrowings	47,300	41,107

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	7,320	8,110

Total Liabilities	629,234	644,379

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,483,007 and 10,240,747 shares respectively	8,753	8,551

Surplus	18,301	17,410

Retained earnings	38,436	31,158

Accumulated other comprehensive income	479	826

Total shareholders' equity	65,969	57,945

Total liabilities and shareholders' equity	$695,203	$702,324

Access National Corporation
Consolidated Statement of Operations

	Three Months	Nine Months	Nine Months
	Ended 09/30/09	Ended 09/30/09	Ended 09/30/08
(In Thousands Except for Share Data)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,470	$25,918	$26,378

Interest on federal funds sold & bank balances	34	112	443

Interest on securities	712	2,553	2,436
Total interest income	9,216	28,583	29,257

INTEREST EXPENSE
Interest on deposits	2,469	8,287	10,812

Interest on other borrowings	836	2,603	2,859
Total interest expense	3,305	10,890	13,671
Net interest income	5,911	17,693	15,586

Provision for loan losses	1,387	4,816	3,662
Net interest income after provision for loan losses	4,524	12,877	11,924

NONINTEREST INCOME
Service charges and fees	137	401	322

Gain on sale of loans	9,928	38,267	17,921

Other Income	858	5,467	3,861
Total noninterest income	10,923	44,135	22,104

NONINTEREST EXPENSE
Salaries and benefits	6,010	21,444	15,928

Occupancy and equipment	615	1,895	1,881

Other operating expense	5,408	21,123	10,734
Total noninterest expense	12,033	44,462	28,543
Income before income tax	3,414	12,550	5,485

Income tax expense	1,260	4,962	1,963
NET INCOME	$2,154	$7,588	$3,522

Earnings per common share:
Basic	$0.21	$0.73	$0.34
Diluted	$0.21	$0.73	$0.34

Average outstanding shares:
Basic	10,451,416	10,354,897	10,323,060
Diluted	10,486,755	10,400,753	10,463,230

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	September 30	September 30	Percent
	2009	2008	Change
Period end balances
Assets	$695,203	$656,461	5.9%
Loans held for investment	489,077	498,190	-1.8%
Loans held for sale	60,400	46,644	29.5%
Due from banks interest-bearing & federal funds sold	47,166	24,333	93.8%
Investment Securities (at fair value)	73,474	59,614	23.2%
Earning assets	667,682	627,716	6.4%
Interest bearing deposits	428,447	403,659	6.1%
Deposits	512,743	488,211	5.0%
Shareholder's equity	65,969	55,870	18.1%
Mortgage loan originations	1,237,382	613,208	101.8%
Quarterly averages
Assets	708,679	618,006	14.7%
Loans held for investment	497,969	500,390	-0.5%
Loans held for sale	52,967	18,954	179.5%
Due from banks interest-bearing & federal funds sold	61,345	17,796	244.7%
Investment Securities	70,720	63,954	10.6%
Earning assets	682,557	600,949	13.6%
Interest-bearing deposits	442,094	378,809	16.7%
Total Deposits	516,972	444,527	16.3%
Repurchase agreements & federal funds	22,193	13,930	59.3%
Commercial paper & other short term borrowings	36,232	19,064	90.1%
Long term borrowings	50,207	74,859	-32.9%
Shareholders' equity	65,682	56,858	15.5%
YTD averages
Assets	725,537	613,886	18.2%
Loans held for investment	491,375	483,135	1.7%
Loans held for sale	68,906	25,561	169.6%
Due from banks interest-bearing deposits & federal funds sold	65,697	24,140	172.1%
Investment Securities	74,471	65,028	14.5%
Earning assets	699,385	597,338	17.1%
Interest bearing deposits	449,245	382,774	17.4%
Total Deposits	527,780	444,860	18.6%
Repurchase agreements & federal funds	24,363	13,815	76.4%
Commercial paper & other short term borrowings	41,992	33,001	27.2%
Long term borrowings	51,791	56,841	-8.9%
Shareholders' equity	63,559	57,379	10.8%
Averages (TTM)
Assets	706,840	618,706	14.2%
Loans held for investment	490,927	482,647	1.7%
Loans held for sale	58,769	24,612	138.8%
Due from banks interest-bearing deposits & federal funds sold	56,750	24,982	127.2%
Investment Securities	75,934	69,545	9.2%
Earning assets	681,640	601,347	13.4%
Interest bearing deposits	437,390	386,395	13.2%
Total Deposits	513,545	448,227	14.6%
Repurchase agreements & federal funds	24,330	14,091	72.7%
Commercial paper & other short term borrowings	40,889	18,202	124.6%
Long term borrowings	50,388	71,566	-29.6%
Shareholders' equity	61,609	57,684	6.8%
Earnings
Net income (QTR)	2,154	769	180.1%
Net income (YTD)	7,588	3,522	115.4%
Net income (TTM)	8,810	4,148	112.4%
Banking segment - income before taxes (YTD)	2,978	3,521	-15.4%
Mortgage segment - income before taxes (YTD)	10,576	2,985	254.3%
Other segments - income before taxes (1) (YTD)	(1,004)	(1,021)	1.7%
Consolidated - income before taxes (YTD)	12,550	5,485	128.8%
Common shares outstanding	10,483,007	10,212,169	2.7%
Book value	$6.29	$5.47	15.0%
Basic EPS (YTD)	$0.73	$0.34	114.7%
Diluted EPS (YTD)	$0.73	$0.34	114.7%
Average outstanding shares
Basic (YTD)	10,354,897	10,323,060	0.3%
Diluted (YTD)	10,400,753	10,463,230	-0.6%
Return on average assets (QTR annualized)	1.22%	0.50%	144.3%
Return on average equity (QTR annualized)	13.12%	5.41%	142.5%
Return on average assets (YTD annualized)	1.39%	0.76%	82.3%
Return on average equity (YTD annualized)	15.92%	8.18%	94.5%
Return on average assets (TTM)	1.25%	0.67%	85.9%
Return on average shareholders equity (TTM)	14.30%	7.19%	98.9%
Net Interest Margin - (QTR annualized)	3.46%	3.70%	-6.3%
Net Interest Margin - (YTD annualized)	3.37%	3.48%	-3.0%
Efficiency ratio - bank only	59.55%	56.12%	6.1%
Efficiency ratio - consolidated	71.91%	75.73%	-5.0%
Asset quality
Allowance for loan losses	8,179	7,665	6.7%
Allowance for loan losses/loans held for investment	1.67%	1.54%	8.7%
Allowance for losses on loans sold	1,779	784	126.9%
Non-performing assets	15,846	7,744	104.6%
Non-performing assets/total assets	2.28%	1.18%	93.2%
Net charge-offs to average loans held for investment (YTD)	0.93%	0.73%	27.5%

(1) Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100